Exhibit 99.1

GENIUS BRANDS INTERNATIONAL LAUNCHES “KARTOON CLASSROOM!,” FEATURING ANIMATED EDUCATIONAL CONTENT FOR CHILDREN AS BRAND EXTENSION OF KARTOON CHANNEL!

Jon Ollwerther To Oversee Operations of the Rapidly Growing Kartoon Channel! As General Manager and EVP Global Business Development

Former Senior Programming Executive at Disney/ABC, Lou Fazio, Appointed Senior Strategy Advisor for Kartoon Classroom!

Beverly Hills CA, September 10, 2020 – Responding to the rapid growth of Kartoon Channel!, Genius Brands International “Genius Brands” (NASDAQ: GNUS) announces the launch today of the new Kartoon Classroom!, a stand-alone segment of Kartoon Channel! Additionally, Jon Ollwerther has been appointed to oversee the operations of Kartoon Channel! and Kartoon Classroom! as General Manager & EVP of Global Business Development. Genius Brands has also brought onboard Disney veteran content and programming strategist, Lou Fazio, as a Senior Advisor, collaborating with Ollwerther on the launch of Kartoon Classroom!

Kartoon Channel!, which launched in June, is available to stream free to virtually every household in the US via connected TV, handheld devices, and at KartoonChannel.com and is rapidly growing into a premiere entertainment destination for children and families. Genius Brands launches Kartoon Classroom!, an innovative extension of Kartoon Channel! that will feature relevant and impactful STEAM-based content (science, technology, engineering arts and math), including programming from Genius Brands’ ‘content with a purpose’ library such as Baby Genius (Early Development), Thomas Edison’s Secret Lab (STEM), and Warren Buffett’s Secret Millionaires Club (Financial Literacy). Additionally, Kartoon Classroom! Will showcase content from third party creators worldwide, such as Baby Einstein (Early Development), Little Smart Planet (Early Learning), I’m A Dinosaur (Paleontology), Super Geek Heroes (Early Learning), Counting with Earl (Math), Giligilis (Musical Learning), and Out of this Word (English Language). Genius Brands will also develop new original content for the platform and announces the first Kartoon Classroom! original series in development, KC! Pop Quiz, under the supervision of former President of Walt Disney Television and Kartoon Channel!’s Chief Content Officer, David Neuman.

“At Kartoon Channel!, our calling is to entertain and inform. Kartoon Classroom! is the next natural step in that growth, offering unique value for parents and kids,” said Executive Chairman of Kartoon Channel!, Margaret Loesch. “We are also thrilled to announce our first original production, KC! Pop Quiz, which will be a highly entertaining, informative and interactive pop quiz format program for kids and families in the tradition of HQ Trivia and other shows.”

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“Jon is an energetic visionary and talented executive who brings invaluable expertise, particularly in marrying technology and entertainment, which is vital now in building a children’s media company in the 21st century and our new Kartoon Channel!,” commented Genius Brands Chairman & CEO Andy Heyward. “I can think of no better executive to lead our Kartoon Channel! and Kartoon Classroom! efforts and grow revenues as we look for exciting and fresh opportunities to deliver unique entertainment experiences to kids and their families in the coming years.”

In his new role, Ollwerther will oversee the day-to-day operations of Kartoon Channel! and Kartoon Classroom!, in collaboration with Loesch, Neuman and Fazio, to bring more quality ‘content with a purpose’ and entertainment experiences to the channel’s growing fan base. The 1Kartoon Channel! team also includes Mark Shoeman, Director of Operations at Kartoon Channel!, who reports to Ollwerther. Ollwerther will also continue to drive value across all areas of Genius Brands’ business.

“I am thrilled to take the reins of the Kartoon Channel!, which has seen incredible growth since the June 2020 launch, and work with a management team, including Margaret, David and Lou, that has unmatched experience in the kid’s and family media space to create THE premiere entertainment destination offering FREE best-in-class content, including the upcoming 2021 premiere of our new series, Stan Lee’s Superhero Kindergarten with Arnold Schwarzenegger and other to-be-announced original content,” stated Ollwerther. “Our announcement of Kartoon Classroom! is an example of the customer-centric thinking at Genius Brands. Today, parents, educators, and kids alike are rethinking the future of learning and development. With Kartoon Classroom! we are providing an answer to busy parents and curious kids. With more and more kids engaging in at-home learning, we believe it is essential to offer shows that have educational content to enrich the viewing experience for our audience.”

“Having worked at Disney Channel and subsequently with Margaret to help drive the growth of The Hub, I am excited to once again collaborate with her, Jon, David and the Genius Brands’ team to build Kartoon Channel! and Kartoon Classroom! into a top streaming platform for kids,” commented Fazio. “Moreover, Professor Emeritus Don Roberts, former Chairman of the Stanford University School of Communications, and recognized expert on children and media, is serving as an advisor to guide the educational content in each show, which is a real benefit to the audience we serve. This is an ideal opportunity for me to utilize my years in programming and acquisitions strategy to deliver a smart, entertaining and safe viewing experience.”

Ollwerther joined Genius Brands as VP of Business Development in January 2019 and has quickly risen up the ranks, most recently serving as EVP of Global Brand & Business Development. Prior to joining Genius Brands, he served as Vice President of Media at Measure, the nation's leading Drone as a Service® company where he was responsible for growing the Arts & Entertainment division from its inception, working with leading media companies and advertisers such as ABC, NBC, CBS, ESPN, Red Bull Media House, BMW, Nissan, Cartier, Coach, Prada, Maker's Mark, and Tom Ford. As a leading player in the emerging industry, his work focused on leveraging technology for entertainment, including major franchise films, live events, and large-scale art installations. Prior to joining Measure, Ollwerther was the COO of a national drone service company based in NYC, formerly called Aerobo.

An experienced Content Strategy & Programming Acquisition executive, Fazio has built a reputation for commitment and performance in programming, acquisitions, co-productions, distribution, team leadership, and launching new platforms. Since late 2018, Fazio Media Consulting has been working with production, broadcast, and digital clients to advise and collaborate on distribution, format sales, acquisition negotiation, and content strategy. Fazio began his career at USA Network and SYFY channel. In addition to being a key task force member for the launch of SYFY domestically, Fazio worked with Universal Television’s senior management team to launch SYFY Europe. Fazio has also held senior programming roles at Disney/ABC, Game Show Network, The Hub Network, and the KCET-Link TV Media Group. During Fazio’s tenure at KCET, the station enjoyed a 25% increase in total day and prime time viewership.

About Kartoon Channel!

Available in over 100M U.S. television households and over 200M mobile devices, The Kartoon Channel!, which is also now available on iOS, offers access to a wide variety of Genius Brands original and acquired family-friendly content, with more added daily, including Babar, Angry Birds, Stan Lee’s Mighty7, Thomas Edison’s Secret Lab, Baby Einstein, Baby Genius, Llama Llama shorts Warren Buffett’s Secret Millionaires Club, and more. Additionally, Genius Brands has added more family-friendly gaming content, including Minecraft’s Journey to the End and Fairy Horse Quest, Octodad, PixArk, and Big B Roblox Challenge from Tankee. Genius Brands will also premiere on Kartoon Channel! the upcoming comedy-adventure series, Stan Lee’s Superhero Kindergarten, currently in pre-production and starring Arnold Schwarzenegger, on Kartoon Channel! in Q1 2021.

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In addition to the new iOS mobile app, Kartoon Channel! has just launched its new APP on Apple TV OS, Roku and has gone live on www.kartoonchannel.com. You can also find Kartoon Channel! on Xumo, Comcast, Cox, Dish, and Sling. The iOS app will be the model for additional platforms coming soon.

Kartoon Channel! content has been curated through a program code developed in consultation with Stanford University Professor Emeritus Don Roberts, one of the world’s leading researchers of children’s media, to ensure the delivery of positive and purposeful content that parents can always know will provide safe viewing for their children. The Kartoon Channel! Content Code, under the leadership of Professor Roberts, ensures among other things, there will be no violence, no negative stereotypes, no inappropriate language, no degradation of the environment, and no excess commercialization.

To stream Kartoon Channel! for free download our app or visit: www.kartoonchannel.com

About Genius Brands International

Genius Brands International, Inc. (Nasdaq: GNUS) is a leading global kids media company developing, producing, marketing and licensing branded children’s entertainment properties and consumer products for media and retail distribution. The Company’s award-winning ‘content with a purpose’ portfolio includes the upcoming Stan Lee’s Superhero Kindergarten, starring Arnold Schwarzenegger and in partnership with Alibaba; Rainbow Rangers for Nick Jr.; Llama Llama, starring Jennifer Garner, for Netflix; award-winning toddler brand Baby Genius; adventure comedy STEM series Thomas Edison's Secret Lab; and entrepreneurship series Warren Buffett's Secret Millionaires Club. Through licensing agreements with leading partners, characters from Genius Brands’ IP also appear on a wide range of consumer products for the worldwide retail marketplace. The Company’s new Kartoon Channel! is available in over 100 million U.S. television households via a broad range of distribution platforms, including Comcast, Cox, DISH, Amazon Prime, Sling TV, Apple TV, Roku, Amazon Fire and more. For additional information, please visit www.gnusbrands.com.

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Forward Looking Statements: Certain statements in this press release constitute "forward-looking statements" within the meaning of the federal securities laws. Words such as "may," "might," "will," "should," "believe," "expect," "anticipate," "estimate," "continue," "predict," "forecast," "project," "plan," "intend" or similar expressions, or statements regarding intent, belief, or current expectations, are forward-looking statements. While the Company believes these forward-looking statements are reasonable, undue reliance should not be placed on any such forward-looking statements, which are based on information available to us on the date of this release. These forward looking statements are based upon current estimates and assumptions and are subject to various risks and uncertainties, including without limitation, our ability to generate revenue or achieve profitability; our ability to obtain additional financing on acceptable terms, if at all; our ability to repay our outstanding debt; the potential issuance of a significant number of shares to our convertible note holders which will dilute our equity holders; fluctuations in the results of our operations from period to period; general economic and financial conditions; our ability to anticipate changes in popular culture, media and movies, fashion and technology; competitive pressure from other distributors of content and within the retail market; our reliance on and relationships with third-party production and animation studios; our ability to market and advertise our products; our reliance on third-parties to promote our products; our ability to keep pace with technological advances; our ability to protect our intellectual property and those other risk factors set forth in the “Risk Factors” section of the Company’s most recent Annual Report on Form 10-K and in the Company's subsequent filings with the Securities and Exchange Commission (the "SEC"). Thus, actual results could be materially different. The Company expressly disclaims any obligation to update or alter statements whether as a result of new information, future events or otherwise, except as required by law.

MEDIA CONTACT:

pr@gnusbrands.com

INVESTOR RELATIONS CONTACT:

ir@gnusbrands.com

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